As filed with the Securities and Exchange Commission on April 6, 1999

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                             CAPITAL RE CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                  52-1567009
   -----------------------------             -----------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)


                           1325 Avenue of the Americas
                            New York, New York 10019
           -----------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                            ------------------------

             CAPITAL RE CORPORATION 1997 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)
                            ------------------------

                                 Alan S. Roseman
                             Capital Re Corporation
                           1325 Avenue of the Americas
                            New York, New York 10019
                                 (212) 974-0100
  ------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Michael J. Silver, Esq.
                             Hogan & Hartson L.L.P.
                            111 South Calvert Street
                            Baltimore, Maryland 21202
                                 (410) 659-2700
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                 Amount         Proposed maximum     Proposed maximum      Amount of
           Title of securities                   to be           offering price     aggregate offering   registration
             to be registered                Registered (1)      per share (2)           price (2)          fee (2)
---------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share          151,100               $16               $2,417,600           $673

=====================================================================================================================

(1) The Registrant is registering 151,100 shares of its common stock, par value $.01 per share ("Common Stock"), for issuance pursuant to its 1997 Employee Stock Option Plan.

(2) The issuance of the 151,100 shares Common Stock registrered herein was registered previously on SEC Registration Statement No. 33-47723. Pursuant to Securities Act of 1933 Rule 429, the 151,100 shares of Common Stock are being carried forward to this registration statement. The Registrant previously paid a filing fee equal to $673 in connection with the registration of the 151,100 shares on Registration No. 33-47723.

================================================================================

                  Pursuant to Instruction E of Form S-8, this registration statement is being filed to register additional securities of the same class as were registered on the Forms S-8 filed by the Registrant on October 7, 1997, SEC Registration No. 333-37353, the contents of which are incorporated by reference herein.

                                     PART II

Item 8.           Exhibits.

                Exhibit
                Number                             Description
                -------                            -----------
                  5 Opinion of Alan S. Roseman, Esq. regarding the legality of the shares being registered.

                  23.1 Consent of Alan S. Roseman, Esq. (included in his opinion filed as Exhibit 5 hereto).

                  23.2              Consent of Ernst & Young LLP.

                  24.1 Power of Attorney (included on signature page).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this sixth day of April, 1999.

                                               CAPITAL RE CORPORATION


                                               By:  /s/ Jerome F. Jurschak
                                                    ----------------------
                                                    Jerome F. Jurschak
                                                    Chairman and Chief
                                                    Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Alan S. Roseman and Jerome F. Jurschak and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this Form S-8 Registration Statement of Capital Re Corporation and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the sixth day of April, 1999.

Signature                                        Title
--------                                         -----

/s/ Jerome F. Jurschak              Chairman and Chief Executive
----------------------              Officer (Principal Executive Officer)
Jerome F. Jurschak

/s/ David A. Buzen                  Executive Vice President and Chief Financial
---------------------------         Officer (Principal Financial Officer and
David A. Buzen                      Principal Accounting Officer)


/s/ Joseph W. Swain                 President and Director
---------------------------
Joseph W. Swain


/s/ Harrison W. Conrad, Jr.         Director
---------------------------
Harrison W. Conrad, Jr.


/s/ Richard L. Huber                Director
---------------------------
Richard L. Huber


/s/ Steven D. Kesler                Director
---------------------------
Steven D. Kesler


/s/ Philip Robinson                 Director
---------------------------
Philip Robinson


/s/ Edwin L. Russell                Director
---------------------------
Edwin L. Russell


/s/ Dan R. Skowronski               Director
---------------------------
Dan R. Skowronski


/s/ Barbara D. Stewart              Director
---------------------------
Barbara D. Stewart


/s/ Jeffrey F. Stuermer             Director
---------------------------
Jeffrey F. Stuermer

                                  EXHIBIT INDEX




                Exhibit
                Number                             Description
                -------                            -----------
                  5 Opinion of Alan S. Roseman, Esq. regarding the legality of the shares being registered.

                  23.1 Consent of Alan S. Roseman, Esq. (included in his opinion filed as Exhibit 5 hereto).

                  23.2              Consent of Ernst & Young LLP.

                  24.1 Power of Attorney (included on signature page).

                                                                       Exhibit 5

                     LEGAL OPINION OF ALAN S. ROSEMAN, ESQ.

                                                                   April 6, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:               Capital Re Corporation
                  1997 Employee Stock Option Plan

Gentlemen and Ladies:

                  I am Executive Vice President, General Counsel and Corporate Secretary of Capital Re Corporation, a Delaware corporation (the "Company"). This opinion letter has been prepared in connection with the Company's registration, pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), of 151,100 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock") issuable upon the exercise of options granted or to be granted pursuant to the Company's 1997 Employee Stock Option Plan (the "Plan"). This letter is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

                  I am familiar with the Company's corporate affairs and particularly with the Plan. Based upon the above, I am of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. Nothing herein shall be construed to cause me to be considered an "expert" within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules thereunder.

                                               Very truly yours,
                                               /s/ Alan S. Roseman
                                               -------------------
                                               Alan S. Roseman
                                               Executive Vice President, General
                                               Counsel and Corporate Secretary

                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement (Form S-8, No. 333- _____ ) pertaining to the Capital Re Corporation 1997 Employee Stock Option Plan and to the incorporation by reference therein of our report dated February 22, 1999, except for Note 7, as to which the date is March 10, 1999, with respect to the consolidated financial statements and schedules of Capital Re Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

New York, New York
April 6, 1999